Exhibit 99.3

COMBINED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Combined Financial Statements of the Newport Television LLC Stations in Little Rock, AR (“Little Rock Stations”)

December 31, 2011, 2010 and 2009

Report of Independent Certified Public Accountants

Board of Directors
Mission Broadcasting, Inc.

We have audited the accompanying combined balance sheets of the Newport Television LLC Stations in Little Rock, AR (See Note A to the financial statements) (the “Little Rock Stations”) as of December 31, 2011, 2010 and 2009 and the related combined statements of income, changes in owner’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Little Rock Station’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Little Rock Station’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Newport Television LLC Stations in Little Rock, AR as of December 31, 2011, 2010 and 2009 and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Wichita, Kansas
October 15, 2012

Little Rock Stations
COMBINED BALANCE SHEETS
December 31,
(in thousands)
	2011	2010	2009
Current Assets
Accounts receivable, less allowance of $41, $90, and $69, respectively	$3,029	$2,592	$2,589
Program rights	503	478	792
Prepaid expenses and other current assets	50	37	44
Total current assets	3,582	3,107	3,425
Property and Equipment
Land, buildings and improvements	494	494	490
Towers, transmitters and studio equipment	13,540	13,126	13,305
Furniture and other equipment	624	262	206
Construction in progress	-	596	-
	14,658	14,478	14,001
Less accumulated depreciation	4,800	3,691	2,524
	9,858	10,787	11,477
Intangible Assets
Definite-lived intangibles, net of accumulated amortization of $449, $332, and $658, respectively	723	840	998
Indefinite-lived intangibles - licenses	5,450	5,450	5,450
Goodwill	3,139	3,139	3,139
Other Noncurrent Assets
Program rights	428	222	892
Other noncurrent assets	7	7	7
Total assets	$23,187	$23,552	$25,388
Current Liabilities
Accounts payable	$286	$583	$324
Accrued expenses	421	490	567
Program rights payable	942	863	1,055
Other current liabilities	-	19	27
Total current liabilities	1,649	1,955	1,973
Noncurrent Liabilities
Program rights payable	680	772	1,163
Total liabilities	2,329	2,727	3,136
Commitments and Contingencies
Owner's Equity	20,858	20,825	22,252
Total liabilities and owner's equity	$23,187	$23,552	$25,388

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENTS OF INCOME

Year ended December 31,
(in thousands)

	2011	2010	2009

Net revenue	$16,383	$17,145	$14,700
Operating expenses
Direct operating expenses	4,905	5,610	5,260
Selling, general & administrative expenses	4,086	4,380	4,141
Corporate expense allocation	734	913	1,469
Depreciation & amortization	1,548	1,586	1,784
Loss on disposal of property and equipment	325	39	505
Total operating expenses	11,598	12,528	13,159

Net income	$4,785	$4,617	$1,541

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY

Years ended December 31, 2011, 2010 and 2009
(in thousands)

Owner's Equity

Balance at January 1, 2009	$24,496

Net income	1,541
Net distribution to owner	(3,785)

Balance at December 31, 2009	22,252

Net income	4,617
Net distribution to owner	(6,044)

Balance at December 31, 2010	20,825

Net income	4,785
Net distribution to owner	(4,752)

Balance at December 31, 2011	$20,858

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENTS OF CASH FLOWS

Year ended December 31,
(in thousands)

	2011	2010	2009
Cash flows from operating activities
Net income	$4,785	$4,617	$1,541
Reconciling items
Depreciation and intangible amortization	1,548	1,586	1,784
Amortization of program rights	529	1,307	982
Provision for doubtful accounts	32	20	59
Loss on disposal of property and equipment	325	39	505
Payments for program rights	(773)	(906)	(706)
Changes in operating assets and liabilities
Accounts receivable	(469)	(23)	(186)
Prepaid expenses and other assets	(13)	7	(10)
Accounts payable, accrued expenses and
other liabilities	(126)	(85)	(14)
Net cash provided by operating activities	5,838	6,562	3,955

Cash flows from investing activities
Purchases of property and equipment	(1,097)	(518)	(171)
Proceeds from sale of property and equipment	11	-	1
Net cash used in investing activities	(1,086)	(518)	(170)

Cash flows from financing activities
Net distributions to owner	(4,752)	(6,044)	(3,785)

Net change in cash and cash equivalents	-	-	-
Cash and cash equivalents at beginning of year	-	-	-
Cash and cash equivalents at end of year	$-	$-	$-

Supplemental cash flow information:
Noncash investing and financing activities
Property and equipment purchases included
in accounts payable	$-	$259	$-

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2011, 2010 and 2009

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

1. Basis of presentation and nature of business

Newport Television LLC (a wholly owned subsidiary of Newport Television Holdings LLC, which is a wholly owned subsidiary of Newport TV Holdco LLC, hereafter referred to as “Newport”) owns and operates television stations across the United States of America.

On July 18, 2012, Newport entered into an asset purchase agreement with Mission Broadcasting, Inc. (“Mission”) to sell substantially all of the assets (excluding working capital) of 4 television stations, including 2 stations distributed as digital multicast stations, for $60 million. The 4 television stations are located in Little Rock, Arkansas (collectively, the “Little Rock Stations” or “Little Rock”). The transaction is expected to close upon receipt of regulatory approval.

These combined financial statements represent the 4 stations, including 2 stations distributed as digital multicast stations included in the above transaction with Mission.  These stations are affiliated with two major networks, including one Fox station and one CW station.  These stations reach approximately 572,000 homes weekly and cover 0.5% of the television households in the United States.  These stations operate in the 56th ranked demographic market area as defined by AC Nielsen.

A significant source of programming for FOX and CW affiliated television stations are their respective networks, which produce and distribute programming in exchange for commitments to air the programming at specified times and for commercial announcement time during the programming.  Another source of programming is provided to each station by selecting and purchasing syndicated television programs.  The stations compete with other television stations within each market for these programming rights.  The majority of the stations produce local news programming.

The accompanying financial statements and related notes present the combined financial position, results of operations, cash flows and equity of the Little Rock Stations and reflect allocations of the cost of certain services provided by Newport for treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services.  Management believes the allocation methodologies are reasonable.  All credit facilities are recorded by Newport at the corporate level and as such, interest and financing activity costs have not been allocated to the Little Rock Stations.  Substantially all of the assets of the Little Rock Stations serve as collateral to secure the aforementioned credit facilities.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

2. Principles of combination

The combined financial statements have been derived from the financial statements and accounting records of Newport and combine the accounts of the operations previously described.  All material intercompany accounts and transactions have been eliminated.

3. Allowance for doubtful accounts

Little Rock evaluates the collectability of its accounts receivable based on a combination of factors.  In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected.  For all other customers, it recognizes reserves for bad debts based on historical experience of bad debts as a percent of revenues, adjusted for relative improvements or deteriorations in the aging and changes in current economic conditions.

4. Property and equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements	10 - 39 years
Towers, transmitters and studio equipment	7 - 20 years
Furniture and other equipment	3 - 20 years
Leasehold improvements	Shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated over the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate.  Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.  Little Rock tests for possible impairment of property and equipment whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner that the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.  If indicators exist, Little Rock compares the estimated undiscounted future cash flows related to the asset to the carrying value of the asset.  If the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of income for amounts necessary to reduce the carrying value of the asset to fair value.  The impairment loss calculations require management to apply judgment in estimating future cash flows.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

5. Intangible assets

Little Rock classifies intangible assets as definite-lived, indefinite-lived or as goodwill.  Definite-lived intangibles are amortized over their estimated lives.  Little Rock periodically reviews the appropriateness of the amortization periods related to its definite-lived assets.  Indefinite-lived intangibles include broadcast FCC licenses.  The excess cost over fair value of net assets acquired is classified as goodwill.  FCC licenses and goodwill are not subject to amortization, but are tested for impairment at least annually.

Little Rock tests for possible impairment of definite-lived intangible assets whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner that the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.  If indicators exist, Little Rock compares the estimated future undiscounted cash flows related to the asset to the carrying value of the asset.  If the carrying value is greater than the undiscounted cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of income for amounts necessary to reduce the carrying value of the asset to fair value.

Little Rock performs its annual impairment test for its FCC licenses using a direct valuation technique, which is an acceptable industry approach.  Certain assumptions are used under Little Rock’s direct valuation technique, including market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk adjusted discount rate and terminal values.

The impairment test for goodwill utilizes a two-step fair value approach.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the reporting unit to its carrying amount.  Little Rock has determined that it has one reporting unit.  The fair value of a reporting unit is determined using a combination of a comparable transaction analysis and a discounted cash flows analysis that excludes network compensation payments.  If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired.  If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting units' goodwill with the carrying amount of that goodwill.  The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit fair value (as determined in the first step) as the purchase price.  If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

Little Rock utilizes an independent third party valuation firm to assist in the development of these assumptions and determination of the fair value of its intangible assets.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

6. Program rights

Program rights represent the right to air various forms of first-run and existing second-run programming.  Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use.  Program rights are carried at the lower of unamortized cost or estimated net realizable value on a program-by-program basis.  Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.  Costs of first-run and existing second-run programming are generally amortized on a straight-line basis over the term of the license period.

7. Income taxes

Little Rock files its income tax returns as part of Newport’s returns.  As a limited liability company, Newport is taxed as a partnership under the Internal Revenue Code and applicable state statutes.  Income or loss flows through to the members to be taxed on their applicable tax returns; accordingly, the financial statements do not include any provision for federal or state pass-through income taxes.

Little Rock evaluates its uncertain tax positions annually.  Accordingly, a liability is recognized when it is more likely than not that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated.  The amount recognized is subject to estimates and management judgment with respect to the likely outcome of each uncertain tax position.  The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

8. Revenue recognition

Little Rock’s revenue is primarily derived from the sale of advertising.  Advertising revenue is recognized over the period in which the commercials are aired.  Advertising revenue is reported net of agency and national sales representative commissions, which are calculated based on a stated percentage applied to gross billing revenue.  Payments received in advance of being earned are recorded as deferred income.

Retransmission consent revenue is recognized based on the number of subscribers over the life of the agreement.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

9. Barter and trade transactions

Barter and trade transactions represent the exchange of airtime for merchandise or services.  These transactions are generally recorded at the fair market value of the airtime, or the fair market value of the merchandise or services received.  Revenue is recognized on barter and trade transactions when the advertisements are broadcast.  Expenses are recorded ratably over the period the merchandise or service received is utilized.  Barter and trade revenue and expenses included in net income for the years ended December 31 were as follows:

(in thousands)
	Revenues	Expenses
2011	$468	$452
2010	407	406
2009	438	419

10. Use of estimates

The preparation of these financial statements requires management to make estimates, judgments, and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Little Rock bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results could differ from those estimates.

11. Subsequent Events

Little Rock evaluated and disclosed subsequent events, if any, through October 15, 2012, which represents the date as of which the financial statements were available to be issued.

NOTE B - INTANGIBLE ASSETS AND GOODWILL

1. Definite-lived intangibles

Little Rock classifies intangible assets as definite-lived, indefinite-lived or as goodwill.  Definite-lived intangibles primarily include favorable leasehold interests which represent the amount that the present value of the estimated current market rents exceeds the future contractual rent payments.  These intangible assets are amortized over the term of the lease.  Little Rock periodically reviews the appropriateness of the amortization periods related to its definite-lived assets.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE B - INTANGIBLE ASSETS AND GOODWILL - Continued

The following table shows the gross carrying amount, accumulated amortization, and net balance of definite-lived intangibles as of December 31:

(In thousands)		As of December 31, 2011
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Definite-lived intangible assets:
Favorable leasehold interests	10 years	$1,172	$(449)	$723

		As of December 31, 2010
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Definite-lived intangible assets:
Favorable leasehold interests	10 years	$1,172	$(332)	$840

		As of December 31, 2009
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Definite-lived intangible assets:
Favorable leasehold interests	10 years	$1,172	$(215)	$957
Retransmission agreements	2 years	484	(443)	41
Total		$1,656	$(658)	$998

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE B - INTANGIBLE ASSETS AND GOODWILL - Continued

Amortization expense for the next five years is as follows:

For the years ended December 31,
(In thousands)
2012	$117
2013	117
2014	117
2015	117
2016	117

2. Indefinite-lived intangibles

Little Rock’s indefinite-lived intangible assets consist of FCC broadcast licenses.  FCC broadcast licenses are granted to television stations for up to eight years under the Telecommunications Act of 1996.  The Act requires the FCC to renew a broadcast license if it finds that the station has served the public interest, convenience and necessity; there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee; and there have been no other serious violations which taken together constitute a pattern of abuse.  The licenses may be renewed indefinitely at little or no cost.

Little Rock does not amortize its FCC broadcast licenses, but rather tests them for impairment at least annually using a direct method.  Little Rock performed this analysis as of October 1, 2011, 2010, and 2009, and did not recognize any FCC license impairment.

3. Goodwill

Little Rock tests its goodwill for impairment annually on October 1.  Based on the results of the annual testing, Little Rock has recorded no goodwill impairment through December 31, 2011.  The key assumptions used to determine the fair value of the reporting unit at October 1, 2011 include the following:  (a) discount rate of 10.0%; (b) long term market growth rates of 1.5% to 4.0%; (c) annual expense growth rates of 1.0% to 4.5%; (d) effective combined federal and state tax rates of 34.0% to 40.6%.  The key assumptions used to determine the fair value of the reporting unit at October 1, 2010 include the following:  (a) discount rate of 10.5%; (b) long term market growth rates of 1.5% to 4.0%; (c) annual expense growth rates of 2.0% to 3.5%; (d) effective combined federal and state tax rates of 34.0% to 40.6%.  The key assumptions used to determine the fair value of the reporting unit at October 1, 2009 include the following:  (a) discount rate of 11.0%; (b) long term market growth rates of 1.5% to 4.0%; (c) annual expense growth rates of 2.0% to 3.0%; (d) effective combined federal and state tax rates of 34.0% to 40.6%.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE C - COMMITMENTS AND CONTINGENCIES

Little Rock has long-term operating leases for office space, certain broadcasting facilities and equipment.  The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel.  Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for the payment of utilities and maintenance by Little Rock.  In addition, Little Rock has commitments relating to programming rights.

As of December 31, 2011, Little Rock's future minimum rental commitments under non-cancelable operating lease agreements and future programming rights not yet reflected in the balance sheet, both with terms in excess of one year, consist of the following:

(in thousands)	Payments Due for Year Ended December 31,
	2012	2013	2014	2015	2016	Thereafter	Total

Program rights payments	$74	198	205	269	234	467	1,447
Operating leases	49	50	46	23	21	154	343
Total contractual obligations	$123	248	251	292	255	621	1,790

Rental expense for operating leases for each of the years ended December 31, 2011, 2010, and 2009 was approximately $0.2 million.

There are no pending legal proceedings that Little Rock anticipates will have a material adverse effect on its financial statements.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2011, 2010 and 2009

NOTE D - RELATED PARTY AND OTHER TRANSACTIONS

Newport provides certain day-to-day management services to Little Rock.  In addition to the day-to-day management of the stations, these services include treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services.  As part of the treasury services, day-to-day net cash is swept to Newport’s bank accounts.  The net cash flow generated by Little Rock is reflected as net distributions to owner in the accompanying financial statements.  The costs of these services are prorated to all stations based on the station’s broadcast cash flow and are reflected as corporate expense allocation in the accompanying financial statements.  Management believes the allocation methodology is reasonable.  Total corporate costs allocated to Little Rock in 2011, 2010, and 2009, were $0.7 million, $0.9 million, and $1.5 million, respectively, of which $0.1 million, $0.2 million and $0.1 million, respectively, was related to noncash compensation expense for restricted units issued to certain members of the corporate management team.

Inergize Digital (a division of Newport) provides website hosting, website development, website content management, website related advertising support and certain sales support services to Little Rock.  Total costs charged to Little Rock by Inergize Digital in 2011, 2010, and 2009 were $0.3 million, $0.3 million and $0.2 million, respectively, and are included in the selling, general, and administrative expenses in the accompanying financial statements.

Newport has a management agreement with its equity partner which owns the majority of the equity interests of Newport.  Under this management agreement, Newport is to pay its equity partner an annual management fee based on EBITDA, as defined in the agreement.  This expense of $2.1 million, $1.9 million, and $1.2 million for the years ended December 31, 2011, 2010, and 2009, respectively, has not been allocated to Little Rock.

Little Rock’s employees are eligible to participate in the Newport 401(k) Plan, a defined contribution plan (the “Plan”).  Newport suspended any company match in 2009 and Little Rock did not recognize any expense related to the Plan in 2011, 2010, and 2009.

Newport is currently self-insured up to certain stop-loss thresholds for health and welfare benefit plans and obtains insurance from various third parties for general liability, property, and casualty insurance.  Newport charges Little Rock premiums based on one or more of the following:  number of employees, historical claims, estimates of future claims, administrative costs, and applicable third party insurance premiums.  The insurance premiums charged to Little Rock for the years ended December 2011, 2010, and 2009 were approximately $0.4 million, $0.4 million and $0.3 million, respectively.